HASTINGS CAPITAL GROUP LLC
527 Madison Avenue, 16th Floor
New York, New York 10022

 [DATE]

Re:          Appointment of _______________ as “Placement Agent” for the Fund’s Shares

Ladies and Gentlemen:

The following Agreement sets out the terms under which Hastings Capital Group, LLC, acting as the principal underwriter (the “Principal Underwriter”) to SkyBridge Multi-Adviser Hedge Fund Portfolios LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), desires to provide for the sale of the Fund’s Shares (as defined below).  Each of the Principal Underwriter and the Placement Agent acknowledge that the Fund and the Adviser shall be third-party beneficiaries to this Agreement and shall receive the benefits contemplated hereby.

1.	Fund Offering.

The Fund issues and sells its shares of beneficial interest in the Fund (“Shares”), which may be designated in Series, pursuant to the Fund’s registration statement as amended or supplemented from time to time, including (to the extent such Parts are separately identified) Part A (the prospectus), Part B (the statement of additional information) and Part C, as filed on Form N-2 with the Securities and Exchange Commission (the “Commission” and the “Registration Statement”, respectively), and has appointed and/or expects to appoint several agents as placement agents in connection with the sale of Shares. The Principal Underwriter, acting on an agency basis, serves as the Fund’s designated principal underwriter for purposes of Section 2(a)(29) of the Investment Company Act of 1940 and, in the ordinary course of the Fund’s business, is the sole party authorized to purchase Shares from the Fund and sell the Shares to others.  It is specifically the intent of this Agreement that the Placement Agent should not be deemed a principal underwriter for these purposes.  The Principal Underwriter has been authorized by the Fund to retain several placement agents to assist in the identification of suitable investors to purchase Shares from the Principal Underwriter.  The Principal Underwriter has also been authorized to establish and implement the primary plan of distribution for the Shares and to generally fulfill the functions of an underwriter with respect thereto.  The Fund’s sole duly appointed investment adviser is SkyBridge Capital II, LLC (the “Adviser”).

2.	Definitions.

All capitalized terms used in this agreement (“Agreement”) that are not separately defined herein shall have the respective meaning set forth in the Registration Statement.  For purposes of this Agreement, although materiality shall be defined by reference to applicable law, the parties acknowledge that market movements are inherent in investment activities and therefore generally will not be deemed material factors requiring supplements, updates or amendments to the Registration Statement or other Approved Offering Material (as defined below).

3.	Placement of Shares.

(a)
Subject to the terms and conditions set forth herein, the Principal Underwriter hereby appoints the Placement Agent as a non-exclusive placement agent in connection with the placement of Shares.  The Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use reasonable efforts during the term hereof to find qualified subscribers for Shares (“Placement Agent Customers”) and to assist in obtaining payment for Shares from Placement Agent Customers.

(b)
The offers and sales of Shares are to be effected pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940 (the “1940 Act”).  The following procedures apply in connection with the offer and sale of Shares and no party hereto will make offers or sales under this Agreement of any Shares except in compliance with such procedures:

(i)	Offers of Shares will be made only to investors that the Placement Agent reasonably believes qualify as “Eligible Investors” meeting the eligibility standards set forth in the Registration Statement.

(ii)
No sale of Shares to any single investor will be for less than the minimum denominations as specified in the Registration Statement, unless such requirement is waived in advance by the Adviser in its sole discretion.

(iii)
No offer or sale of any Shares shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Shares have not been registered or qualified for offer and sale under applicable state securities laws (unless such Shares are exempt from the registration or qualification requirements of such laws.

(iv)	No transfers of Shares will be effected other than subject to the substantial restrictions thereon set forth in the Registration Statement.

(c)
For purposes of the offering of Shares, the Principal Underwriter has furnished (or has caused the Fund to furnish) to the Placement Agent the Registration Statement and subscription documentation to be furnished to prospective investors and any sticker amendments and supplements thereto.  The Placement Agent is authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Registration Statement or any written supplements thereto, or any sales material, advertising or alternative subscription documentation approved in writing by the Principal Underwriter for use in connection with the offering or sale of Shares (all such materials, together with the Registration Statement, being referred to herein as the “Approved Offering Material”).  Modifications of such Approved Offering Material generally will not be approved as contemplated by the previous sentence except in the case of modifications solely for the purpose of reflecting formatting or cosmetic changes or including appropriate references to the Placement Agent by name, address, insignia or similarly factual identifying characteristics).

4.	Subscription Procedures.

(a)
All subscriptions for Shares and payments by subscribers of subscription amounts for Shares shall be made pursuant to the terms and conditions set forth in the Registration Statement and the subscription documentation.  Subscriptions for Shares from Placement Agent Customers shall be subject to processing as described in Section 5 below.

(b)	All payments received by the Placement Agent hereunder for subscriptions for Shares shall be handled by the Placement Agent in accordance with the terms of the subscription documentation.

5.	Processing of Subscriptions and Operational Procedures.

(a)
The Placement Agent shall review each subscription document from any Placement Agent Customer to confirm that it has been completed in accordance with the instructions thereto and that each has been completed by or on behalf of an “Eligible Investor” and shall promptly forward completed subscription documents, and any other information required to determine a prospective investor’s eligibility, to the Principal Underwriter in care of BNY Mellon Investment Servicing (U.S.) Inc. (“BNY”) as the Fund’s administrator (or any successor entity designated to serve in that capacity), which shall promptly communicate (generally within five business days) the acceptance or rejection of such documents to the Placement Agent. Prior to forwarding a Subscription Agreement, the Placement Agent will ensure that the subscriber for Shares has a legitimate source of funds and that there is no reason to suspect such subscriber of money laundering activities.  Placement Agent will also ensure that the contemplated investment in the Fund by the Placement Agent Customer is suitable to that customer’s specific circumstances, and that in forwarding the Subscription Agreement the Placement Agent is compliant with the programs described in both Sections 10(h) and 10(l).  The Principal Underwriter and/or the Officers and/or the Directors of the Fund (respectively, the “Officers” and the “Directors”), acting on their own behalf or through their authorized agents, reserve the right to reject any subscription for Shares in the Fund for any reason.  The Placement Agent has no authority to accept subscriptions for Shares.  For the avoidance of doubt, the Placement Agent shall be solely responsible for matters relating to the qualification as an “Eligible Investor” of any Placement Agent Customer, for evaluating the suitability of an investment in the Fund for any Placement Agent Customer and for satisfaction of anti-money-laundering obligations relating to any Placement Agent Customer, each as contemplated by the preceding sentences of this Section 5(a).

(b)
The Principal Underwriter and the Placement Agent shall follow the operational procedures for the submission of subscriptions for Shares, payment therefor, the submission of repurchase requests and the payment of repurchase proceeds that are set forth in the Registration Statement and any applicable documents relating to subscriptions or Tender Offers (as defined below).  In this regard, the Fund or its designated agents will be responsible for, among other things, accurate primary record keeping, capital accounting, tax reporting, tax withholding and monthly reconciliation of accounts and net asset values with the Placement Agent.  The Fund, either directly or through the Principal Underwriter, also will be responsible for, among other things, all reporting to regulators and to Shareholders, which shall include, among other things, a monthly calculation of net asset value, quarterly unaudited reports to Shareholders and audited annual reports to Shareholders.  The monthly calculation of net asset value shall be calculated as set forth in the Registration Statement, and shall be transmitted to the Placement Agent for purposes of allowing the Placement Agent to confirm to Shareholders that are Placement Agent Customers the offering price or repurchase price, as the case may be, for Shares promptly following 30 calendar days after:  (i) each calendar month end (or any other day on which purchases of Shares are effected) or (ii) the repurchase date, as applicable.  The Fund also shall retain an escrow agent as necessary.

(c)
The Placement Agent shall reasonably coordinate with the Principal Underwriter and BNY as the Fund’s administrator (or any successor entity designated to serve in that capacity) with regard to the Fund’s periodic offers to repurchase its Shares as described in the Registration Statement (each a “Tender Offer”).  Such coordination may include assisting the Principal Underwriter, the Fund or such administrator with contacting Placement Agent Customers to advise them of the terms of an such Tender Offer and assisting Placement Agent Customers with contacting the Fund or such administrator regarding participation in a Tender Offer.

(d)
The Placement Agent shall ensure that appropriate custody accounts are opened and maintained for the receipt of monies from Placement Agent Customers intended for pending investments in the Fund and for the receipt of proceeds from Tender Offers pending their proper distribution to Placement Agent Customers participating in such Tender Offers.

(e)
The Fund may suspend or terminate the offering of any Series of Shares at any time as to specific classes of investors, as to specific jurisdictions or otherwise.  Upon notice to the Placement Agent of the terms of such suspension or termination, the Placement Agent shall suspend solicitation of subscriptions for Shares in accordance with such terms until the Principal Underwriter notifies the Placement Agent that such solicitation may be resumed.

6.	Representations and Warranties of the Fund (as Made to the Principal Underwriter).

The Principal Underwriter represents and warrants to the Placement Agent that the Principal Underwriter’s agreement with the Fund contains representations and warranties in substantially the following form:

(a)
The Fund has been duly formed under the laws of the State of Delaware and has the power and authority to effect the offering of its Shares and conduct its business as described in the Registration Statement.  All necessary filings, consents and other actions necessary to qualify the offering of Shares with the Commission under the Securities Act, and blue sky offices in each applicable U.S. state and to conduct the business of the Fund as described in the Registration Statement have been, or will timely be, made or taken.

(b)
Shares to be or which may be issued by the Fund have been duly authorized for issuance and sale, are registered with the Commission, and a registration statement shall be effective at the time such Shares are issued and delivered by the Fund conforming in all material respects to all statements relating thereto contained in the Registration Statement.

(c)	The issue and sale of Shares and the execution, delivery and performance of the Fund’s obligations under the Registration Statement will not result in the violation of any applicable law.

(d)	The Fund will apply the proceeds from the sale of Shares for the purposes set forth in the Registration Statement.

(e)
The Registration Statement will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

(f)
The Fund shall not offer Shares under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this Agreement shall in any way restrict or have an application to or bearing upon the Fund’s right to repurchase Shares from a Shareholder pursuant to any regular or special Tender Offer.

(g)
All Approved Offering Material to be given to any potential investor in connection with the offering or sale of Shares will be, as of the date of each sale of Shares in respect of which it is used, true, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.  The Fund agrees, generally acting through the Principal Underwriter, to advise placement agents retained by the Principal Underwriter promptly of the occurrence of any event or other change which, in the opinion of counsel to the Fund, results in the Approved Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.  (With regard to sales material, advertising or subscription documentation prepared by the Placement Agent and approved in writing by the Principal Underwriter, such representation and warranty extends only to statements regarding the Fund, the Adviser, or other matters relating to the business of each of these and as to which any of them reasonably has, or should have, knowledge.)  The Fund recognizes and confirms that each placement agent retained by the Principal Underwriter (i) will be using and relying primarily on the information in the Approved Offering Material in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Approved Offering Material and (iii) will not make any appraisal of any assets of the Fund.

(h)
The Fund and the Principal Underwriter recognize and intend that each placement agent retained by the Principal Underwriter is a third-party beneficiary of the foregoing representations and warranties recited in this Section 6.

7.	Covenants of the Fund (as Made to the Principal Underwriter).

The Principal Underwriter represents and warrants to the Placement Agent that the Principal Underwriter’s agreement with the Fund provides that the Fund shall covenant and agree substantially as follows:

(a)
If, at any time after the commencement of an offering of Shares and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Registration Statement in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will notify the Principal Underwriter and each placement agent retained by the Principal Underwriter as promptly as practicable of the occurrence of such event and promptly prepare and furnish to each such placement agent copies of an amendment or supplement to the Registration Statement, in such reasonable quantities as such placement agent may request in order that the Registration Statement will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

(h)
The Fund and the Principal Underwriter recognize and intend that each placement agent retained by the Principal Underwriter is a third-party beneficiary of the foregoing covenants recited in this Section 7.

8.	Representations and Warranties of the Principal Underwriter.

The Principal Underwriter represents and warrants to the Placement Agent that:

(a)
The Principal Underwriter has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

(b)
This Agreement has been duly authorized, executed and delivered by the Principal Underwriter and, assuming execution hereof by the Placement Agent, will constitute a valid and binding agreement of the Principal Underwriter.

9.	Representations and Warranties of the Adviser (as Made to the Principal Underwriter).

The Principal Underwriter represents and warrants to the Placement Agent that the Principal Underwriter’s agreement with the Adviser contains representations and warranties in substantially the following form:

(a)
The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

(b)
The Adviser and the Principal Underwriter recognize and intend that each placement agent retained by the Principal Underwriter is a third-party beneficiary of the foregoing representations and warranties recited in this Section 9.

10.	Representations and Warranties of the Placement Agent.

The Placement Agent represents and warrants that:

(a)
The Placement Agent has been duly formed and is validly existing as a corporation in good standing under the laws of the state of __________________ with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

(b)
This Agreement has been duly authorized, executed and delivered by the Placement Agent and, assuming execution hereof by the Principal Underwriter, will constitute a valid and binding agreement of the Placement Agent.

(c)
The Placement Agent is a broker/dealer in the state of ________________ and has and will maintain all licenses and registrations necessary under applicable law and regulations to provide the services required to be provided by the Placement Agent hereunder. The Placement Agent is registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a broker dealer and is a member of FINRA and duly registered in the relevant states in order to carry out the offering of Shares contemplated by this Agreement. The Placement Agent has and will maintain all licenses and registrations for all associated persons necessary under applicable law and regulations to provide the services required to be provided by it hereunder.

(d)
The Placement Agent has not and will not solicit any offer to buy or offer to sell Shares in any manner which would be inconsistent with applicable laws and regulations or with the procedures for solicitation contemplated by the Registration Statement.  The Placement Agent has not and will not solicit any offer to buy or sell Shares in any jurisdiction in which to and its personnel are not duly licensed to do so.  Additionally, the Placement Agent will appropriately disclose to each subscriber of Shares that is a Placement Agent Customer the compensation the Placement Agent receives for its services in selling Shares.

(e)
The Placement Agent shall not offer Shares under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this Agreement shall in any way restrict or have an application to or bearing upon the Fund’s right to repurchase Shares from a Shareholder pursuant to any regular or special Tender Offer.

(f)
The Placement Agent will furnish each subscriber of Shares that is a Placement Agent Customer a copy of the Registration Statement and the subscription documentation prior to such person’s admission as a Shareholder of the Fund.

(g)
With respect to state blue sky requirements applicable to the offer and sale of Shares, the Placement Agent agrees to cooperate with the Principal Underwriter as reasonably necessary to effectuate any required or advisable filings.

(h)
The Placement Agent has adopted suitability and other compliance policies and procedures with respect to offerings to investors subject to minimum eligibility qualifications, and will do all that is reasonable in the industry to ensure that such policies and procedures remain current with all applicable regulatory requirements and are enforced during the term of this Agreement.  A copy of the Placement Agent’s suitability policy has been provided to the Adviser and the Placement Agent shall provide the Adviser with copies of any amended policies on an annual basis.

(i)
The Placement Agent will not externally publish or furnish any offering literature, advertising or marketing or other materials that contain any reference to the Fund or the Adviser without the prior written approval of the Principal Underwriter contemplated by Section 3(c) hereof.  No employee of the Placement Agent or other person acting on behalf of the Placement Agent is authorized to make any representation (oral or otherwise) concerning the Fund or the Shares except those contained in the Registration Statement and other Approved Offering Material.

(j)
The Placement Agent will order Shares only from the Principal Underwriter.  All such purchases shall be made only to cover purchase orders already received from the Placement Agent Customers or for its own bona fide investment.

(k)
The Placement Agent will not delay in placing orders received from Placement Agent Customers so as to profit itself as a result of such delay, and the Placement Agent will place orders for purchases (and repurchases if applicable) promptly upon receipt from Placement Agent Customers.

(l)
The Placement Agent has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations.  The Placement Agent undertakes that it shall (a) conduct its operations in accordance with applicable laws, regulations and regulatory interpretations; (b)  provide access to its books, records and operations relating to its anti-money laundering compliance by appropriate regulatory authorities, and, if applicable, the Principal Underwriter and/or the Fund; (c) upon request, provide a copy of its anti-money laundering program (or a summary of its program) to the Principal Underwriter and/or the Fund; (d) certify in writing at least annually that it has implemented an anti-money laundering program in accordance with applicable rules and regulations of a federal functional regulator, as that term is defined for purposes of 31 U.S.C. §103.122, and that it is in compliance with all applicable anti-money-laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement and that it is in compliance with applicable anti-money laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement, including, without limitation, that it has performed the required customer identification verification processes consistent  with Section 326 of the USA Patriot Act and the Fund’s Customer Identification Program, a copy of which has been provided to the Placement Agent; and (e) upon the request of the Principal Underwriter and/or the  Fund, provide reports to such person concerning anti-money laundering activities and compliance exceptions, as may be agreed from time to time.

(m)
As required by applicable provisions of the Gramm-Leach-Bliley Act, any other applicable laws or regulations, and at all times in accord with the Fund’s privacy policy described in its Prospectus, the Placement Agent agrees to provide appropriate protections for personal financial information of persons invested in the Fund.

(n)
The Placement Agent will (a) maintain all records required by law to be kept by it relating to transactions in Shares of the Fund by or on behalf of Placement Agent Customers and compensation received by the Placement Agent in respect thereto, (b) upon request by the Principal Underwriter and/or the Fund in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party, and (c) promptly notify the Principal Underwriter if the Placement Agent experiences any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner.

11.	Compensation of Placement Agent.

Other than as set forth below, the Placement Agent will receive no fee, payment or other remuneration from the Principal Underwriter, the Fund or the Adviser for its services under this Agreement.

(a)
Placement Fee - As compensation for its services in selling Shares, the Placement Agent shall be entitled to retain a placement fee from Placement Agent Customers based on the amount of the sale, as agreed with the Fund from time to time and at all times in accordance with the limitations contained in the Registration Statement. For the avoidance of doubt, the placement fee described in the Registration Statement is owed to the Principal Underwriter, but may be “reallowed” in whole or in part by the Principal Underwriter to the Placement Agent hereunder.  All placement fees, commissions and concessions are subject to change without notice by the Fund and will comply with any changes in regulatory requirements.  The Placement Agent will not combine customer orders to reach breakpoints in fees for any purposes whatsoever unless authorized by the Registration Statement.

(b)
Trail Fee - The Principal Underwriter shall pay the Placement Agent an annual fee (the “Trail Fee”) payable monthly in arrears in an amount equal to, on an annualized basis,  [%] of the month end net asset value of the Shares of the Fund beneficially owned by Shareholders that are Placement Agent Customers as of each applicable month.  The Trail Fee shall be paid by the Principal Underwriter to the Placement Agent, generally within thirty (30) days after the conclusion of each calendar month in which Trail Fees have been incurred, beginning with the first month the Placement Agent obtains a Customer.  The Principal Underwriter confirms that, while the Trail Fee shall be paid from the Principal Underwriter’s own resources (and not, for the avoidance of doubt, from the assets of the Fund), the Principal Underwriter has obtained a written undertaking of the Adviser to guarantee any such payments and that it is the intent of the Principal Underwriter and the Adviser that the Placement Agent shall be a third-party beneficiary to that guarantee.

(c)	The Principal Underwriter will pay Placement Agent by wire payment according to the wire instructions provided by Placement Agent.

(d)
For the avoidance of doubt, the Placement Agent shall have no claim on any portion of any other compensation relating to the Fund as may be paid to the Principal Underwriter by the Fund or the Adviser from time to time.  Nor shall the Placement Agent have any claim against the Fund in respect of compensation hereunder.

(e)
The Placement Agent agrees that either the Placement Fee, the Trail Fee or both may be reduced or otherwise modified if and as required to comply with applicable law, including the NASD/FINRA rules and regulations applicable to sales compensation.

12.	Indemnification and Contribution.

The parties agree to indemnify each other as follows:

(a)
The Principal Underwriter agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which the Placement Agent or they may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon any act or omission of the indemnifying party including, but not limited to, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the subscription documentation or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnifying party will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any of the Principal Underwriter, the Fund or the Adviser by the Placement Agent or through the Placement Agent expressly for the use therein; and further provided that this indemnity shall not protect the Placement Agent or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Placement Agent or they would be subject by reason of the Placement Agent’s own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of the Placement Agent’s or their duties hereunder.

(b)
The Placement Agent agrees to indemnify and hold harmless each of the Principal Underwriter, the Fund and the Adviser and each person who controls the Principal Underwriter, the Fund or the Adviser within the meaning of Section 15 of the Securities Act against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which such person may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any breach by the Placement Agent of any obligation, representation, warranty or covenant under this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Principal Underwriter, the Fund or the Adviser by the Placement Agent or on the Placement Agent’s behalf through the Placement Agent expressly for use therein; provided, however, that the Placement Agent will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by the Principal Underwriter, the Fund or the Adviser or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Principal Underwriter, the Fund or the Adviser would be subject by reason of their own willful misfeasance, bad faith, gross negligence or reckless disregard of their duties hereunder.  This indemnity will be in addition to any liability which the Placement Agent may otherwise have incurred under this Agreement.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 12 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 12 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)
In no event will any party be liable to any other party or any third party for any consequential, incidental, special or indirect damages (including but not limited to lost profits), even if such party has been advised of the possibility of such losses.

(e)
The Principal Underwriter confirms that the Fund has agreed in writing with the Principal Underwriter that, to the extent that indemnification claims made against the Principal Underwriter under this Section 12 would result in corresponding indemnification obligations owed to the Principal Underwriter by the Fund under any agreement between them, it is the intent of the Fund and the Principal Underwriter that the Placement Agent should be a third-party beneficiary of those corresponding indemnification obligations.  The Principal Underwriter further confirms that the Adviser has agreed in writing with the Principal Underwriter that, to the extent that indemnification claims made against the Principal Underwriter under this Section 12 would result in corresponding indemnification obligations owed to the Principal Underwriter by the Adviser under any agreement between them, it is the intent of the Fund and the Adviser that the Placement Agent should be a third-party beneficiary of those corresponding indemnification obligations.  These obligations of the Principal Underwriter, the Fund and the Adviser are separate and are not joint.

13.	Survival of Certain Provisions.

The provisions of this Section 13 and of Sections 11, 12 and 16 hereof shall survive the termination or cancellation of this Agreement.

14.	Effective Date and Term of Agreement.

This Agreement shall become effective for all purposes as of the date hereof and shall remain in effect for an initial term of two years from such date.

15.	Termination.

This Agreement may be terminated as follows:

(a)
Any party may terminate this Agreement without cause by written notice to the other parties on not less than sixty (60) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other party, by written notice to such party at any time, if, after having given written notice of the material breach to the other party, which notice sets forth in reasonable detail the nature of the breach, the other party fails to correct the material breach or otherwise come into full compliance with the terms of this Agreement within 10 business days of notice of the material breach.

16.	Confidentiality.

(a)
Each party shall keep confidential any non-public information in respect of the Members and any confidential information relating to the business of each other party.  Without limiting the foregoing, the Principal Underwriter and its employees, agents, officers and directors (collectively, the “Recipients”) shall keep and retain in the strictest confidence, and not use for the benefit of itself, themselves or others, information pertaining to the identity of, and other non-public personal information with respect to, the Placement Agent Customers which have subscribed for Shares.  Without limiting the generality of the preceding undertaking, a Recipient shall not directly solicit any person it knows to be a Placement Agent Customer as a result of the Placement Agent’s actions hereunder, with respect to either the purchase of an interest in any investment vehicle or entity sponsored or offered by a Recipient.  Participation by a Recipient in a meeting with a Placement Agent Customer at the request of an employee of the Placement Agent or an affiliate shall not be deemed a violation of the foregoing undertaking.  The Principal Underwriter’s agreement with each of the Fund and the Adviser shall provide that those parties shall extend the same protections in respect of the Placement Agent Customers.

(b)
Notwithstanding anything to the contrary in subparagraph (a) of this Section 15, the Placement Agent agrees that the Principal Underwriter, the Fund and/or the Adviser may disclose the name (or other identifying or descriptive information contained in Fund subscription documentation, any collateral documentation thereto or otherwise) regarding any current or former Placement Agent Customer to any regulator having jurisdiction over the disclosing party, at all times solely to the extent reasonably necessary to respond to a request for information from (or filing requirement imposed by) such regulator.  The Placement Agent further agrees to cooperate promptly with the Principal Underwriter, the Fund and/or the Adviser in connection with any such regulatory request or requirement, and the Principal Underwriter, the Fund and the Adviser further agree to use any such information obtained regarding a Placement Agent Customer solely in connection with such regulatory request or requirement.

17.	Services Not Exclusive.

The services to be rendered by the Placement Agent hereunder shall be provided on a non-exclusive basis.  The Placement Agent shall be free throughout the term of this Agreement and after the termination hereof to provide the same or different marketing services to other funds on the same or on different terms and conditions.  Nothing herein shall restrict the Placement Agent or its affiliates from creating or marketing any other product or investment vehicle.

18.	Notices.

All communications under this Agreement shall be given in writing, sent by facsimile, followed by registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to the Placement Agent:

with a copy to:

If to the Principal Underwriter:
Hastings Capital Group, LLC
527 Madison Avenue – 16th Floor
New York, New York 10022
Attn: General Counsel

With a copy to:

SkyBridge Capital II, LLC
527 Madison Avenue – 16th Floor
New York, New York 10022
Attn: Raymond Nolte

19.	Miscellaneous.

(a)
This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and, except as specifically stated in respect of certain third-party beneficiary arrangements, no other person shall have any right or obligation hereunder.

(b)
This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

20.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, and with the provisions of the 1940 Act.  In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control.  Any action relating to this Agreement may be brought in the state or federal courts in the City of New York, and each party hereby consents to the non-exclusive jurisdiction of such courts.

21.	Limitation of Liability.

The parties to this Agreement agree that the obligations of the Fund under this Agreement (which, for the avoidance of doubt, are solely those in respect of certain stated third-party beneficiary arrangements) shall not be binding upon any Director, Shareholder of the Fund or any officers, employees or agents of the Fund, whether past, present or future, individually, but are binding only upon the assets and property of the Fund.

[Remainder of page intentionally blank; signature page follows.]

If the foregoing correctly sets forth our understanding with the Placement Agent, please indicate the Placement Agent’s acceptance in the space provided below.

Very truly yours,

HASTINGS CAPITAL GROUP LLC

By:
Name:
Title:

Agreed to and accepted:

[Name of Placement Agent]

By:

Title: